EXHIBIT 16.1

March 16, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                Re: Othnet, Inc.
                         Commission File Number 0-26454

We have read the statements that Othnet, Inc. filed under Item 4.01 of the Form 8-K report regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01


Very truly yours,

/s/ Malone & Bailey, PC
-----------------------
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas